EXHIBIT 10(A)

                           EMPLOYEE AWARD AGREEMENT
                   NON-QUALIFIED AND INCENTIVE STOCK OPTIONS
                                  PURSUANT TO
                           THE BOMBAY COMPANY, INC.
                      1996 LONG-TERM INCENTIVE STOCK PLAN

       This Award Agreement (the "Agreement") is made effective as of the 3rd day of June 2005, between THE BOMBAY COMPANY, INC., a Delaware corporation (the "Company"), and JAMES D. CARREKER, an employee of the Company or one of its subsidiaries (the "Employee").

                                   RECITALS

       A. The Company and Employee are parties to that certain Employment Agreement, dated August 20, 2003 (the Employment Agreement"), whereby Employee may from time to time receive option grants to purchase shares of the Company's $1.00 par value common stock (the "Shares"). Capitalized terms used in this Agreement but not defined herein shall have the meanings given to them under the Employment Agreement.

       B. The Company desires to carry out the purposes of The Bombay Company, Inc. 1996 Long Term Incentive Stock Plan (the "Plan") by affording Employee the opportunity to purchase Shares in accordance with the terms of this Agreement.

                                   AGREEMENT

       NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

             1.     Grant  of Award.  The Company hereby grants to Employee the right and option (the "Option" or the "Award") to purchase an aggregate of 125,000 Shares (the "Option Shares"), such Shares being subject to adjustment as provided in paragraph 8 hereof, and on the terms and conditions herein set forth. Of the Shares granted pursuant to this Option, 34,304 Shares are granted as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (an "Incentive Stock Option"), and such Shares are referred to herein as "ISO Shares." The remaining 90,696 Option Shares are granted as a Non-Qualified Option (a "Non-Qualified Option"), and such Shares are referred to herein as "NQO Shares."


       2. Purchase Price. The purchase price of the Option Shares shall be $5.83 per Share, such purchase price being 100% of the fair market value of such Shares on the date first appearing above (the "Date of Grant").

       3.    Exercise of Award; ISO Savings Clause.

             (a) ISO Shares. Unless expired as provided in paragraph 5 below, and subject to the provisions of paragraph 3(d) and paragraph 6 below, the Option for ISO Shares may be exercised from time to time in whole or in part for not more than (i) 25% of the entire number of ISO Shares at any time after the first anniversary of the Date of Grant, (ii) 50% of the entire number of ISO Shares at any time after the second anniversary of the Date of Grant;
(iii) 75% of the entire number of ISO Shares at any time after the third anniversary of the Date of Grant; and (iv) the entire number of ISO Shares at any time after the fourth anniversary of the Date of Grant.

             (b) NQO Shares. Unless expired as provided in paragraph 5 below, and subject to the special provisions of paragraph 6 below, the Option for NQO Shares may be exercised from time to time in whole or in part for not more than (i) 25% of the entire number of NQO Shares at any time after the first anniversary of the Date of Grant, (ii) 50% of the entire number of NQO Shares at any time after the second anniversary of the Date of Grant; (iii) 75% of the entire number of NQO Shares at any time after the third anniversary of the Date of Grant and (iv) the entire number of NQO Shares at any time after the fourth anniversary of the Date of Grant.

             (c) Accelerated Vesting. Subject to the provisions of paragraph 3(d) below, if Employee is terminated without Cause or on account of his death or permanent disability, or if Employee resigns upon Company Breach, then the Option shall immediately become exercisable for any portion of the Option Shares for which the Option would have otherwise become exercisable during the one year period after such termination or resignation. Further, notwithstanding the provisions of Paragraph 3 above relating to the vesting of this Option in installments, at any time prior to the fourth anniversary of the Date of Grant, in the event the Company's annual earnings per share, measured as of the end of the Company's fiscal year, equals or exceeds fifty cents ($.50) per share, the Option Shares shall be 100% vested effective with the public announcement of such earnings.

       (d) Savings Clause for ISO Shares. Notwithstanding anything to the contrary contained herein, in no event may the sum of the fair market value of
(i) the ISO Shares (determined on the Date of Grant in accordance with paragraph 2 above) plus (ii) all other options to purchase Shares or other securities of the Company's subsidiaries granted to Employee as Incentive Stock Options (determined on the date of grant of such other options) that become exercisable by Employee for the first time during any calendar year exceed $100,000. To the extent any Option to purchase ISO Shares granted under this Agreement exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Option (or any such portion thereof) shall be a Non-Qualified Option.

       4.    Manner of Exercise; Payment of Purchase Price.

             (a) Subject to the terms and conditions of this Agreement, the Award shall be exercised by written notice to the Company at its principal office. Such notice shall state the election to exercise the Award and shall specify (i) the total number of Option Shares and (ii) the number of ISO Shares and NQO Shares sought to be exercised pursuant to the notice. Such notice of exercise shall be signed by Employee and shall be irrevocable when given. If the limitations specified in paragraph 3(d) above prevent Employee from being able to exercise the Award for the number of ISO Shares specified in the notice, the Company shall promptly notify Employee in writing of the number of ISO Shares that are available, and the remaining portion of the Award subject to the exercise notice shall be a Non-Qualified Option. At any time while this Award remains exercisable, the Company shall, within five business days of the receipt of a request from the Employee, provide Employee with a calculation of the number of Option Shares that are eligible for Incentive Stock Option treatment.

             (b) The notice of exercise shall be accompanied by the full payment of the purchase price for the Option Shares in cash by certified check or bank cashiers check or through satisfactory arrangements for payment by a broker representing Employee in the sale of some or all of the Option Shares. Subject to approval of an authorized Committee of the Board of Directors (the "Committee"), payment of the purchase price may be accomplished by the surrender of stock certificates representing Shares that (i) have an aggregate fair market value on the date of exercise equal to the purchase price of the Option Shares and (ii) have not been acquired from the Company within six (6) months prior to the date of the notice of exercise, or by a combination of cash and such Shares.

             (c) Upon receipt of the purchase price, and subject to the terms of paragraph 11, a certificate representing the Option Shares exercised shall be registered in the name of the person or persons so exercising the Award. In the event the Award shall be exercised pursuant to paragraph 7, by any person or persons other than Employee, such notice shall be accompanied by appropriate proof satisfactory to the Company of the right of such person or persons to exercise the Award. All Shares issued as a result of an exercise of the Award as provided herein shall be fully paid and non-assessable.

             (d). The payment of withholding tax liability by Employee shall be a condition precedent to the Company's obligation to issue any certificates for Shares resulting from an exercise of the Award.

       5. Exercise and Expiration of Award. This Award, if not exercised, shall expire and become null and void upon the expiration of three (3) months after Employee ceases to be employed by the Company or any of its subsidiaries (subject to being extended based upon service duration with the Company). Notwithstanding the above, if Employee retires from the Company or any of its subsidiaries (as determined by the Committee in its sole discretion), the Award may, at the Committee's discretion remain exercisable for a period not to exceed 36 months following such retirement; provided, however, that any Option to purchase ISO Shares that Employee elects to exercise more than three (3) months after such retirement shall be a Non-Qualified Option. In the event of Employee's death, the Award shall be exercisable for a period of 12 months following such death. Further, if (i) a Change of Control occurs and (ii) within twelve months of the Change of Control, Employee's employment is terminated other than for Cause or by Employee's resignation without Company Breach (collectively, a "Change of Control Event"), then the Award shall continue to be exercisable for a period of 12 months following such termination; provided, however, that any Option to purchase ISO Shares that Employee elects to exercise more than three (3) months after such termination shall be a Non-Qualified Option. Notwithstanding the above, the Award shall, without exception, become null and void once a period of 10 years shall have lapsed since the Date of Grant. Except as provided in paragraph 3(c) and paragraph 6 herein, only those portions of this Award vested on or before the date of termination of Employee's employment may be exercised.

       6.    Acceleration upon Change of Control.   Notwithstanding any
provision of this Agreement to the contrary, but subject to the limitations contained in paragraph 3(d), this Award shall become immediately exercisable for the entire number of Option Shares covered hereby upon the occurrence of a Change of Control Event, and shall continue to be exercisable until the end of the applicable period provided in paragraph 5 above.

       7. Award Non-transferable. Unless permitted by law and regulation and approved by the Committee, the Award and any right related thereto shall not be transferable by Employee otherwise than by will or by the laws of descent and distribution and may be exercised during Employee's lifetime, only by Employee. Upon the death of Employee, the Award may be exercised by Employee's executor, administrator, legatee or distributee, as the case may be.

       8. Adjustments of Shares Subject to Award. If any Shares shall at any time be changed or exchanged by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares or a dividend payable in stock, then the aggregate number of Option Shares subject to this Agreement and the purchase price of such Option Shares shall be automatically adjusted such that Employee's proportionate interest shall be maintained as before the occurrence of such event. The determination of any such adjustment by the Committee shall be final, binding and conclusive.

       9. No Contract. This Agreement does not constitute a contract for employment and shall not affect the right of the Company to terminate Employee's employment for any reason whatsoever.

       10. Rights as Shareholder. This Award shall not entitle Employee or any permitted transferee to any rights of a shareholder of the Company or to any notice of proceedings of the Company with respect to any Option Shares issuable upon exercise of this Award unless and until the Award has been exercised for such Shares.

       11. Restriction on Issuance of Shares. The Company shall not be required to issue or deliver any certificates for Shares purchased upon the exercise of an Award prior to the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, and the completion of any registration or other qualification of such Shares under any state or federal law or ruling or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. In addition, if shares reserved for issuance upon exercise of Awards shall not then be registered under the Securities Act of 1933 the Company may, upon Employee's exercise of an Award, require Employee or his permitted transferee to represent in writing that the Shares being acquired are for investment and not with a view to distribution, and may mark the certificate for the Shares with a legend restricting transfer and may issue stop transfer orders relating to such certificate to the transfer agent.

       12. Lapse of Award. The Agreement shall be null and void in the event Employee shall fail to sign and return a counterpart hereof to the Company within thirty (30) days of its delivery to Employee.

       13. Binding Effect. This Agreement shall be binding upon this heirs, executors, administrators, and successors of the parties hereto.

       14. Governing Instrument and Law. This Award and any Shares issued hereunder shall in all respects be governed by the terms and provisions of the Plan, and by the laws of the State of Texas, and in the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. Moreover, in the event of any conflict between the terms of this Agreement and the terms of the Employment Agreement, the terms of the Employment Agreement shall control.

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                            SIGNATURE PAGE FOLLOWS




       IN WITNESS WHEREOF, the parties hereto have signed this Agreement effective as of the date first above written.



                                        THE BOMBAY COMPANY, INC.


                                        By:/S/ MICHAEL J. VEITENHEIMER
                                              Michael J. Veitenheimer,  Vice
                                              President, Secretary and General
                                              Counsel

Accepted and Agreed:

/S/ JAMES D. CARREKER                   Date: June 3, 2005
James D. Carreker